NUVEEN INSURED NEW YORK DIVIDEND ADVANTAGE MUNICIPAL FUND


AMENDMENT TO
STATEMENT ESTABLISHING AND FIXING
THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES ( VRDP )
AND DESIGNATING SERIES 1 VRDP, EXECUTED AS OF AUGUST 5, 2008
NUVEEN INSURED NEW YORK DIVIDEND ADVANTAGE
MUNICIPAL FUND

AMENDMENT TO
STATEMENT ESTABLISHING AND FIXING
THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES ( VRDP )
	AND DESIGNATING SERIES 1 VRDP, EXECUTED
AS OF AUGUST 5, 2008
(the  Original Statement )
       NUVEEN INSURED NEW YORK DIVIDEND
       ADVANTAGE MUNICIPAL FUND, a Massachusetts business trust (the Fund ), hereby certifies that pursuant to authority expressly vested in the Board of Trustees of the Fund by Part I, Section 13(a)(1) of the Original Statement, and as permitted by Part I, Section 5(c)(i) of the Original Statement, the Board of Trustees has, by resolution, authorized the amendment to the Original Statement set forth in Section 2 below.

       Section 1.	Definitions.

       (a) Terms used in this amendment and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Statement.

       (b) The Original Statement as amended hereby is hereinafter referred to as the Amended Statement.

       Section 2. 	Amendment.

       Notwithstanding any provision to the contrary in the Original Statement, the Amended Statement shall apply only to the Series 1 VRDP Shares originally issued on August 7, 2008, all of the Outstanding shares of which were retired on June 24, 2010 and returned to the status of authorized and unissued preferred shares without designation as to Series, and not to any other VRDP Shares of any Series issued or to be issued by the Fund.

IN WITNESS WHEREOF, Nuveen Insured New York
       Dividend Advantage Municipal Fund has caused these presents to be signed as of August 24, 2010 in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Assistant Secretary. The
       Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts, and the said officers of the Fund have executed this amendment to the Original
       Statement as officers and not individually, and the obligations and rights set forth in the Amended Statement are not binding upon any such officers, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN INSURED NEW YORK DIVIDEND ADVANTAGE MUNICIPAL FUND

By:________________________________ Name: Gifford R. Zimmerman
Title: Chief Administrative Officer


ATTEST:
Name: Mark L. Winget
Title: Vice President and Assistant Secretary


	APPENDIX A

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